Exhibit 10.1

RESTRICTED STOCK AGREEMENT

UNDER THE

NATIONWIDE HEALTH PROPERTIES, INC. 1989 STOCK OPTION

PLAN, as AMENDED AND RESTATED April 20, 2001

This Restricted Stock Agreement is entered into as of the 25th day of January, 2005 between NATIONWIDE HEALTH PROPERTIES, INC. a Maryland corporation (the “Corporation” herein), and                      (the “Participant”), upon the following terms and conditions:

I

GRANT OF RESTRICTED STOCK

The Corporation has, on January 25, 2005 (the “Date of Grant”), granted to the Participant a Restricted Stock award as set forth on Exhibit A attached hereto and in accordance with Nationwide Health Properties, Inc. 1989 Stock Option and Restricted Stock Plan, as Amended and Restated April 20, 2001 (the “Plan”), and the terms of this Restricted Stock Agreement (the “Agreement”).

II

TERM OF AGREEMENT

The term of this Agreement shall be for a period ending on January 25, 2015, subject to earlier termination as hereinafter provided.

III

RELEASE OF RESTRICTED STOCK

The Restricted Stock subject to the provisions of this Agreement shall vest and be released to Participant pro rata every three years, beginning on the first anniversary of the date of grant. The Corporation shall, as of the date of grant, cause to be issued in the name of the Participant the number of shares awarded by this Agreement, which shall be set forth on Exhibit A attached hereto. The unreleased share certificates shall be held for the account of the Participant by the Corporation.

Any Restricted Stock to be released as provided for in this Agreement shall be released during the lifetime of the Participant only to the Participant.

IV

TERMINATION

In the event the Participant’s employment or affiliation with the Corporation is terminated for any reason, all unreleased stock certificates shall be canceled; provided, however, that if the termination is due to death or is part of a normal retirement program, then all of the shares will be released on the date of death or retirement, provided that said date is at least six months after the date of grant.

Notwithstanding the provisions of the immediately preceding paragraph, if Participant’s termination of employment is determined to be a Change in Control Termination (as that phrase is defined in the Change in Control Agreement between the Company and the Participant), all unvested shares of Restricted Stock held in the name of Participant shall be vested in accordance with the terms of the Change in Control Agreement.

V

RIGHTS TO VOTE AND DIVIDENDS

In accordance with the terms of the Plan, the Participant shall have the right to vote the shares of Restricted Stock and to receive all dividends as though all shares of Restricted Stock granted were his without the restrictions imposed by the Plan or this Agreement.

VI

TAXES

The Participant acknowledges that the Restricted Stock may give rise to income tax liability to the Participant. The Participant agrees that the Corporation may utilize any released shares to satisfy its withholding obligations, if any, with respect to such income tax liability of the Participant if other arrangements acceptable to the Corporation have not been made by the Participant, and that the Corporation may hold any released shares until it has been satisfied that the conditions to its obtaining an appropriate deduction, if applicable, have been met.

VII

CHANGE IN CAPITAL STRUCTURE

The number and kinds of shares subject to this Agreement shall be subject to adjustment as provided for by the Plan.

VIII

GENERAL PROVISIONS

The Corporation shall at all times during the term of this Agreement maintain on behalf of the Participant, in his name, certificates of shares of Common Stock of the Corporation in an amount equal to the total number of shares subject to this Agreement, less the total number of shares that have been released pursuant to Article III hereof. In addition, the Corporation shall pay all original issue and transfer costs of the shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will use its best efforts to comply with all laws and regulations which shall be applicable thereto.

The Participant agrees to be bound by all of the provisions of this Restricted Stock Agreement and by all of the terms and provisions of the Plan.

IN WITNESS WHEREOF, the Corporation has caused this Restricted Stock Agreement to be duly executed by an Officer thereunto duly authorized, and the Participant has hereunto executed the same as of the date first above written.

_________________________________________

, Participant

Nationwide Health Properties, Inc.

By:
Douglas M. Pasquale, President and Chief Executive Officer

RECORD OF GRANT OF RESTRICTED STOCK

Date	Number of Shares	Entered By
January 25, 2005	__________	__________

RECORD OF RELEASE OF RESTRICTED STOCK

Date	Number of Shares	Fair Market Value (For tax purposes)	Number of Shares Remaining	Entered by (Initials)
__________	__________	__________	__________	__________
__________	__________	__________	__________	__________
__________	__________	__________	__________	__________